Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Tom Paulson	Kathryn Lovik
Vice President and Chief Financial Officer	Director, Communications
763-540-1204	763-540-1212

Tennant Company Reports 2012 First Quarter Results

First quarter diluted EPS of $0.28 on net sales of $173.7 million;
Gross margins of 43.4 percent exceeded target range;
Order backlog strong for second quarter;
Company maintains 2012 full year guidance

MINNEAPOLIS, April 23, 2012—Tennant Company (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, today reported net earnings of $5.3 million, or $0.28 per diluted share, on net sales of $173.7 million for the first quarter ended March 31, 2012. In the prior year quarter, Tennant reported net earnings of $5.9 million, or $0.30 per diluted share, on net sales of $172.6 million.
Commented Chris Killingstad, Tennant Company’s president and chief executive officer: “The first quarter is seasonally our weakest. Though sales came in lower than anticipated, gross margins of 43.4 percent exceeded our targeted range of 42 percent to 43 percent. The lower sales level partially stemmed from the increased tightening of credit in Europe; but was primarily due to order timing, resulting in a higher than normal order backlog entering the second quarter. Based on the growing momentum of our global strategic accounts orders and the strength of our overall business in the Americas, we are forecasting a good second quarter and a strong second half. Our strategies are working and we expect 2012 full year results to be within our previously provided guidance range.”

Operating Review
The company’s 2012 first quarter consolidated net sales of $173.7 million rose 0.6 percent compared to the prior year quarter. Unfavorable foreign currency exchange impacted consolidated net sales by approximately 1 percent. Organic net sales, which exclude the impact of foreign currency exchange (and acquisitions when applicable), increased approximately 1.6 percent. This compares to record 2011 first quarter sales that grew 15 percent, or approximately 13.5 percent organically. The growth in the 2011 first quarter was well above Tennant’s historical target range primarily due to several

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large shipments to strategic accounts. Contributing to 2012 first quarter results were higher sales of industrial rider scrubbers equipped with ec-H2OTM electrically activated water technology, as well as the environmentally friendly lithium-ion battery powered Green MachinesTM 500ze city cleaning sweepers.
Geographically, sales increased 3.0 percent in the Americas, driven by growth in industrial scrubbers equipped with ec-H2O technology and outdoor equipment. Organic sales rose approximately 3.5 percent, excluding an unfavorable foreign currency exchange impact of about 0.5 percent. While Europe, Middle East and Africa (EMEA) sales were down 4.0 percent, the organic sales decline was approximately 0.5 percent excluding the unfavorable foreign currency exchange impact of about 3.5 percent. The European debt crisis made it more difficult for Tennant customers to obtain credit which adversely impacted 2012 first quarter revenue growth. Sales in the Asia Pacific region were down 1.8 percent, or down 5.3 percent organically, primarily due to unusually large shipments in the 2011 first quarter in Australia. China achieved organic sales growth of approximately 15 percent in the 2012 first quarter.
Tennant's gross margin in the 2012 first quarter rose to 43.4 percent, above the company’s targeted range of 42 percent to 43 percent, and up from 41.7 percent in the 2011 first quarter. The higher gross margin was chiefly driven by improvement in gross margins in the Americas region due to product mix and production efficiencies.
For the 2012 first quarter, Tennant’s research and development (R&D) spending totaled $7.3 million, or 4.2 percent of sales, compared to $6.3 million, or 3.6 percent of sales, in the prior year quarter. Tennant continued to invest in developing innovative new products for its traditional core business, as well as investing in its Orbio business, which is focused on advancing a platform of chemical-free and other sustainable, water-based cleaning technologies.
Selling and administrative expense (S&A) in the 2012 first quarter totaled $59.7 million versus $57.5 million in the first quarter last year. The rise in S&A expense was primarily attributable to higher-than-usual expenses in the quarter for insurance claims, as well as continued investments in process improvement projects. As a percent of sales, S&A was 34.4 percent in the 2012 first quarter compared to 33.3 percent in the same quarter last year.
Tennant's 2012 first quarter operating profit was $8.3 million, or 4.8 percent of sales, compared to an operating profit of $8.2 million, or 4.7 percent of sales, in the year ago quarter. Tennant continues to leverage the existing global workforce of about 2,800 employees, and has maintained that level for the past three years, while significantly growing sales. The company’s goal remains to achieve a 12 percent operating margin in the fourth quarter of 2013.
Cash from operations, which is typically negative in the first quarter due to the seasonality in the business, was a negative $2.9 million in the 2012 first quarter versus a negative $7.2 million in the year earlier quarter. The company’s total debt was $36.0 million, down from $40.3 million at the end of the prior year quarter. Cash on the balance sheet totaled $39.5 million, up from $38.9 million a year ago.

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Sustainable Cleaning
Tennant remains committed to being an industry innovation leader and aims to set the standard for sustainable cleaning around the world.
Scrubbers equipped with ec-H2O technology increased approximately 4 percent to $29 million in the 2012 first quarter compared to the prior year quarter, with particularly strong growth of the T16 rider scrubber introduced in 2011.
Commented Killingstad: “Full year 2011 sales of scrubbers equipped with ec-H2O were $140 million, up approximately 46 percent compared to the prior year. For the 2012 full year, we expect continued double-digit growth of ec-H2O sales in the range of 15 to 20 percent.”
During the 2012 first quarter, Tennant introduced its durable Eco-ITS™ sustainable urethane floor coatings, using a 95 percent plant-based BiOH® polyol supplied under an exclusive agreement with Cargill. The environmentally friendly Eco-ITS is made with up to 50 percent fewer petroleum-based chemicals, resulting in lower volatile organic compounds and reduced odor. Eco-ITS is another example of Tennant’s commitment to create products and technologies that help customers create cleaner facilities and meet their sustainability goals.

Business Outlook
Based on its first quarter 2012 results and expectations of performance for the remainder of the year, Tennant Company continues to estimate 2012 full year earnings in the range of $2.30 to $2.45 per diluted share on net sales in the range of $790 million to $805 million. For full year 2011, adjusted earnings totaled $1.95 per diluted share on net sales of $754 million.
Tennant will continue to manage its business with a focus on operational excellence and strong cost controls, and make selective investments in innovative technologies and other key strategic priorities. The company's 2012 annual financial outlook includes the following expectations:
•	Global economy stabilizes with modest improvement in North America, continued uncertainty in Europe and steady growth in emerging markets;
•	Unfavorable foreign currency impact on sales for the full year in the range of 1 to 2 percent;
•	Minimal inflation net of cost-saving initiatives and selling price increases;
•	A gross margin at the high end of the targeted range of 42 to 43 percent;
•	R&D expense of approximately 4 percent of sales, as the company continues to invest in its core products and increases investment in its water-based cleaning business; and
•	Capital expenditures in the range of $16 million to $18 million.
Commented Killingstad: “We noted in our 2011 fourth quarter conference call that we anticipated Tennant’s results would be stronger in the 2012 second half, consistent with the company’s pre-recession sales patterns. We continue to see that developing. We plan to continue to grow sales through innovating

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in our core equipment business and advancing our water-based technologies, while building a scalable business model with improved global processes to further improve profitability. We remain bullish about Tennant’s future.”

Conference Call
Tennant will host a conference call to discuss the 2012 first quarter results today, April 23, 2012, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call will be available via webcast on the investor portion of Tennant's website. To listen to the call live, go to www.tennantco.com and click on Company, Investors. A taped replay of the conference call will be available at www.tennantco.com for approximately two weeks after the call.

Company Profile
Minneapolis-based Tennant Company (NYSE: TNC) is a world leader in designing, manufacturing and marketing solutions that help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; chemical-free and other sustainable cleaning technologies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant has manufacturing operations in Minneapolis, Minn.; Holland, Mich.; Louisville, Ky; Uden, The Netherlands; the United Kingdom; São Paulo, Brazil; and Shanghai, China; and sells products directly in 15 countries and through distributors in more than 80 countries. For more information, visit http://www.tennantco.com.

Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: geopolitical and economic uncertainty throughout the world; the competition in our business; our ability to effectively manage organizational changes; our ability to comply with laws and regulations; our ability to effectively maintain and manage the data in our computer systems; unforeseen product liability claims or product quality issues; our ability to develop and fund new innovative products and services; our ability to attract and retain key personnel; our ability to successfully upgrade and evolve the capabilities of our computer systems; the occurrence of a significant business interruption; fluctuations in the cost or availability of raw materials and purchased components; our ability to acquire, retain and protect proprietary intellectual property rights; and the relative strength of the U.S. dollar, which affects the cost of our materials and products purchased and sold internationally.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. For additional information about factors that could materially affect Tennant's results, please see our other Securities and Exchange Commission filings, including disclosures under “Risk Factors.”
We do not undertake to update any forward-looking statement, and investors are advised to consult any further disclosures by us on this matter in our filings with the Securities and Exchange Commission and in other written statements we make from time to time. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

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Non-GAAP Financial Measures
This news release includes presentations of non-GAAP measures that include or exclude special items. Management believes that the non-GAAP measures provide useful information to investors regarding the company's results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company's operating performance for the current, past or future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends, and to gain an understanding of the comparative operating performance of the company. See the Supplemental Non-GAAP Financial Table.

FINANCIAL TABLES FOLLOW

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Page 6—Tennant Company Reports 2012 First Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In thousands, except shares and per share data)	Three Months Ended
	March 31
	2012	2011
Net Sales	$173,712	$172,591
Cost of Sales	98,393	100,660
Gross Profit	75,319	71,931
Gross Margin	43.4%	41.7%

Operating Expense:
Research and Development Expense	7,270	6,280
Selling and Administrative Expense	59,714	57,459
Total Operating Expense	66,984	63,739

Profit from Operations	8,335	8,192
Operating Margin	4.8%	4.7%

Other Income (Expense):
Interest Income	310	68
Interest Expense	(712)	(415)
Net Foreign Currency Transaction (Losses) Gains	(230)	527
Other Income, Net	35	31
Total Other (Expense) Income, Net	(597)	211

Profit Before Income Taxes	7,738	8,403
Income Tax Expense	2,414	2,537

Net Earnings	$5,324	$5,866

Earnings per Share:
Basic	$0.28	$0.31
Diluted	$0.28	$0.30

Weighted Average Shares Outstanding:
Basic	18,722,156	18,963,177
Diluted	19,228,272	19,556,036

Cash Dividend Declared per Common Share	$0.17	$0.17

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In thousands)	Three Months Ended
	March 31
	2012	2011	%
Americas	$111,413	$108,142	3.0
Europe, Middle East and Africa	43,804	45,610	(4.0)
Asia Pacific	18,495	18,839	(1.8)
Total	$173,712	$172,591	0.6

(1)	Net of intercompany sales.

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TENNANT COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	March 31,	December 31,	March 31,
	2012	2011	2011
ASSETS
Current Assets:
Cash and Cash Equivalents	$39,537	$52,339	$38,919
Restricted Cash	3,292	3,279	-
Accounts Receivable, Net	123,981	128,873	131,067
Inventories	68,128	65,912	66,704
Prepaid Expenses	11,687	10,320	13,343
Deferred Income Taxes, Current Portion	10,483	10,358	9,733
Other Current Assets	115	1,015	28
Total Current Assets	257,223	272,096	259,794

Property, Plant and Equipment	292,347	286,949	285,402
Accumulated Depreciation	(205,053)	(199,795)	(200,542)
Property, Plant and Equipment, Net	87,294	87,154	84,860

Deferred Income Taxes, Long-Term Portion	16,365	15,014	14,004
Goodwill	20,442	20,303	20,575
Intangible Assets, Net	23,532	23,758	25,422
Other Assets	5,717	5,937	7,440
Total Assets	$410,573	$424,262	$412,095

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$4,156	$4,166	$3,235
Accounts Payable	44,238	46,869	45,711
Employee Compensation and Benefits	23,295	32,934	22,539
Income Taxes Payable	354	619	480
Other Current Liabilities	36,401	39,404	35,520
Total Current Liabilities	108,444	123,992	107,485

Long-Term Liabilities:
Long-Term Debt	31,836	32,289	37,087
Employee-Related Benefits	38,542	40,089	33,242
Deferred Income Taxes, Long-Term Portion	3,551	3,189	4,488
Other Liabilities	3,897	3,851	5,425
Total Long-Term Liabilities	77,826	79,418	80,242

Total Liabilities	186,270	203,410	187,727

Shareholders' Equity:
Preferred Stock	-	-	-
Common Stock	7,061	7,063	7,178
Additional Paid-In Capital	15,922	15,082	11,199
Retained Earnings	228,137	227,944	225,147
Accumulated Other Comprehensive Loss	(26,817)	(29,237)	(19,156)
Total Shareholders’ Equity	224,303	220,852	224,368

Total Liabilities and Shareholders’ Equity	$410,573	$424,262	$412,095

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Page 8—Tennant Company Reports 2012 First Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)	Three Months Ended
	March 31
	2012	2011
OPERATING ACTIVITIES
Net Earnings	$5,324	$5,866
Adjustments to reconcile Net Earnings to Net Cash Used for Operating Activities:
Depreciation	4,464	4,391
Amortization	776	832
Deferred Income Taxes	(998)	2,071
Stock-Based Compensation Expense	1,690	1,299
Allowance for Doubtful Accounts and Returns	286	329
Other, Net	(25)	(6)
Changes in Operating Assets and Liabilities:
Accounts Receivable	5,107	(3,943)
Inventories	(2,851)	(3,425)
Accounts Payable	(1,176)	5,199
Employee Compensation and Benefits	(10,310)	(9,436)
Other Current Liabilities	(3,056)	(4,999)
Income Taxes	3,477	(3,075)
Other Assets and Liabilities	(5,638)	(2,350)
Net Cash Used for Operating Activities	(2,930)	(7,247)

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(4,219)	(1,634)
Proceeds from Disposals of Property, Plant and Equipment	138	175
Net Cash Used for Investing Activities	(4,081)	(1,459)

FINANCING ACTIVITIES
Payment of Long-Term Debt	(967)	(934)
Issuance of Long-Term Debt	-	10,000
Purchases of Common Stock	(4,109)	-
Proceeds from Issuance of Common Stock	1,624	1,393
Tax Benefit on Stock Plans	612	377
Dividends Paid	(3,203)	(3,244)
Net Cash (Used for) Provided by Financing Activities	(6,043)	7,592

Effect of Exchange Rate Changes on Cash and Cash Equivalents	252	504

Net Decrease in Cash and Cash Equivalents	(12,802)	(610)

Cash and Cash Equivalents at Beginning of Period	52,339	39,529

Cash and Cash Equivalents at End of Period	$39,537	$38,919

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Full
Year
2011

Diluted Earnings per Share - as reported	$1.69
Adjustments:
Hofmans Product Obsolescence	0.20
International Executive Severance	0.06

Diluted Earnings per Share - as adjusted	$1.95